EXHIBIT 10.8
AMENDMENT NO. 1 TO PHARMACY MASTER SERVICES AGREEMENT
THIS AMENDMENT NO. 1 (the “Amendment”) by and between Jazz Pharmaceuticals, Inc. and Express Scripts Specialty Distribution Services, Inc. (“ESSDS”), is entered into by and between the parties as of June 30, 2019 (the “Effective Date”).
WHEREAS Jazz Pharmaceuticals and Company previously entered into that Pharmacy Master Services Agreement dated July 1, 2017 and any amendments thereto (the “Agreement”);
WHEREAS, Jazz Pharmaceuticals and ESSDS now desire to amend the Agreement as set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	In accordance Section 11.1 of the Pharmacy Master Services agreement, Jazz Pharmaceuticals is extending the term of the agreement. It shall be extended through June 30, 2020.

2.	Except as expressly amended herein, the Agreement shall remain unchanged and in full force and effect.
Intending to be bound by the provisions hereof, the parties hereto have caused this Amendment to be executed personally or by their duly authorized representatives, to be effective as of the Effective Date.

AGREED TO:	ACKNOWLEDGED:
Jazz Pharmaceuticals, Inc.	Express Scripts Specialty Distribution Services, Inc.
/s/ Michele Taylor	/s/ Joshua Parker
Name: Michele Taylor Title: VP, Channel & Contract Operations	Name: Joshua Parker Title: Title: VP, Pharma Strategy & Contracting

Amendment No. l to Agreement